Exhibit 1.2


(MULTICURRENCY-CROSS BORDER)


                           ISDA-Registered Trademark-

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                           dated as of April 21, 1999


UBS AG and Conseco, Inc. have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:-

1.     INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purposes of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmation form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.     OBLIGATIONS

(a)    GENERAL CONDITIONS.

       (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

       (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

       (iii)  Each obligation  of each party under Section 2(a)(i) is subject to
              (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early
              Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

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(b)    CHANGE OF ACCOUNT.  Either  party  may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) NETTING.  If on any date amounts would otherwise be payable:-

       (i)    in the same currency; and

       (ii)   in respect of the same Transaction.

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)    DEDUCTION OR WITHHOLDING FOR TAX.

       (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:-

              (1)  promptly notify the other ("Y") of such requirement;

              (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;


              (3)  promptly  forward to Y an  official  receipt  (or a certified
              copy),  or  other  documentation   reasonably   acceptable  to  Y,
              evidencing such payment to such authorities; and

              (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:-

                   (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                   (B)  the failure of a  representation  made by Y pursuant  to
                   Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

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       (ii)   LIABILITY.  If:-

              (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

              (2)  X does not so deduct or withhold; and

              (3) a liability resulting from such Tax is assessed directly against X,

       then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.     REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:-

(a)    BASIC REPRESENTATIONS.

       (i) STATUS. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

       (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

       (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

       (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

       (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other parry and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.     AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:-

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:-

       (i)    any   forms,  documents  or  certificates  relating  to   taxation
       specified in the Schedule or any Confirmation;

       (ii)   any other documents specified in the Schedule or any Confirmation;
       and

       (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its bligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,


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

organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.     EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:-

       (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

       (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

       (iii)  CREDIT SUPPORT DEFAULT.

              (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit
              Support Document if such failure is continuing after any applicable grace period has elapsed;

              (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

              (3)  the  party  or  such  Credit  Support  Provider   disaffirms,
              disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

       (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated.

       (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
       (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

       (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however


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       described) in respect of such party,  any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule)which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Specified Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

       (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

              (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, staved or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

       (viii) MERGER  WITHOUT  ASSUMPTION.  The  party  or  any  Credit  Support
       Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:-

              (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

              (2) the benefits of any Credit Support Document fail to extend without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in
(ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event


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Upon Merger if the event is  specified  pursuant to (iv) below or an  Additional
Termination Event if the event is specified pursuant to (v) below:-

       (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):-

              (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

              (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

       (ii) TAX EVENT. Due to (x) any action taken by a tax authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

       (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

       (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merge" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case my be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

       (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated is an Illegality and will not constitute an Event of Default.

6.     EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)    RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

       (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

       (ii)   TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under
       Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

       If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

       Any such transfer by a party under this Section 6(b)(ii) will be Subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

       (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

       (iv)   RIGHT TO TERMINATE.  If:-

              (1) a  transfer  under  Section  6(b)(ii)  or an  agreement  under
              Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

              (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)    EFFECT OF DESIGNATION.

       (i)    If notice designating an Early  Termination  Date  is  given under
       Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.


       (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)    CALCULATIONS.

       (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

       (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event, of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

       (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:-

              (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

              (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

              (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

              Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

              (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.


       (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:-

              (1) ONE AFFECTED PARTY. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.


              (2)  TWO AFFECTED PARTIES.  If there are two Affected Parties:-

                   (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                   (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the
                   Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

              If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

       (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

       (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.     TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:-

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.     CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.     MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)    COUNTERPARTS AND CONFIRMATIONS.

       (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

       (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.    OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.    EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.    NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:-

       (i) if in writing and delivered in person or by courier, on the date it is delivered;

       (ii) if sent by telex, on the date the recipient's answerback is received;

       (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

       (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

       (v)    if  sent  by   electronic  messaging  system,  on  the  date  that
       electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.    GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating tothis Agreement ("Proceedings"), each party irrevocably:-

       (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

       (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum, and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment  thereof  for the time  being in force)  nor will the  bringing  of
Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.    DEFINITIONS

As used in this Agreement:-

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means:-

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)    in all other cases, the Termination Rate.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus l% per annum.

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "LAWFUL" and "UNLAWFUL" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and. if different. in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section  2(b),  in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have
                                       15
been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (with regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"OFFICE" means a branch or office of a party, which may be such party's head or home office.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of:-

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meaning specified in the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (of any Credit Support Provider of such other parry or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to, such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

               UBS AG                               CONSECO, INC.
-----------------------------------   ------------------------------------------
           (Name of Party)                        (Name of Party)

By: /s/ MARTIN WEBER                    By: /s/ JAMES S. ADAMS
    -------------------------------         ------------------------------------
       Name:  Martin Weber                     Name:  James S. Adams
       Title: Legal Counsel                    Title: Senior Vice President,
       Date:  April 21, 1999                            Chief Accounting Officer
                                                        and Treasurer
                                               Date:  April 21, 1999

By:  /s/ DANIELA BEN SABER
    -------------------------------
       Name:  Daniela Ben Saber
       Title: Associate Director
       Date:  April 21, 1999

                                    SCHEDULE
                             to the Master Agreement
                           dated as of April 21, 1999

                                     between

UBS AG, a bank organized               and       CONSECO, Inc. a corporation
under the laws of Switzerland                    organized under the laws of the
                                                 State of Indiana

         ("Party A")                               ("Party B")


                                     Part 1
                             Termination Provisions

In this Agreement:


(a)      "Specified Entity" means in relation to Party A for the purpose of:

         Section 5(a)(v),                               Any Affiliate of Party A
         Section 5(a)(vi),                                       NONE
         Section 5(a)(vii),                                      NONE
         Section 5(b)(iv),                                       NONE

         and in relation to Party B for the purpose of:

         Section 5(a)(v),                                        NONE
         Section 5(a)(vi),                                       NONE
         Section 5(a)(vii),                                      NONE
         Section 5(b)(iv),                                       NONE

(b) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement and shall also include any Additional Specified Transactions. As used herein, Additional Specified Transaction means repurchase agreements, reverse repurchase agreements, securities lending agreements, forward contracts, precious metals transactions, letters of credit reimbursement obligations and indebtedness for borrowed money (whether or not evidenced by a note or similar instrument) now existing or hereafter entered into between a party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party),

(c) The "Cross Default" provisions of Section 5(a)(vi) f this Agreement, as modified below, will apply to Party A and to Party B. Section 5(a)(vi) of this Agreement is hereby amended by the addition of the following at the end thereof:

            "provided, however, that notwithstanding the foregoing, an Event of Default shall not occur under either (1) or (2) above if, as demonstrated to the reasonable satisfaction of the other party, (a) the event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay caused by an error or omission of an administrative or operational nature; and (b) funds were available to such party to enable it to make the relevant payment when due; and (c) such relevant payment is made within three Business Days following receipt of written notice from an interested party of such failure to pay."

         If such provisions apply:

         "Specified Indebtedness" means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) for the payment or repayment of any money.

         "Threshold Amount" means:

         (i) with respect to Party A , or any Specified Entity, an amount equal to 2% of shareholders' equity (howsoever described) of Party A or the relevant Specified Entity as shown on the most recent annual audited financial statements of Party A or the relevant Specified Entity and

         (ii) with respect to Party B, an amount equal to 2% of shareholders' equity (howsoever described) of Party B as shown on the most recent annual audited financial statements of Party B.

(d) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will apply to Party A and Party B, amended as follows:

         "Credit Event Upon Merger' shall mean that a Designated Event (as defined below) occurs with respect to a party, any Credit Support Provider of the party or any applicable Specified Entity (any such party or entity, "X"), and such Designated Event does not constitute an event described in Section 5(a)(viii) but the creditworthiness of X, or, if applicable, the successor, surviving or transferee entity of X, is materially weaker than that of X immediately prior to such event. In any such case the Affected Party shall be the party with respect to which, or with respect to the Credit Support Provider or Specified Entity of which, the Designated Event occurred, or, if applicable, the successor, surviving or transferee entity of such party. For purposes hereof, a Designated Event means that, after the date hereof:


         (i) X consolidates, amalgamates with or merges with or into, or transfers all or substantially all its assets to, or receives all or substantially all the assets or obligations of, another entity; or

         (ii) any person or entity acquires directly or indirectly the beneficial ownership of equity securities having the power to elect a majority of the board of directors of X or otherwise acquires directly or indirectly the power to control the policy-making decisions of X."


(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A or Party B.

(f) "Payments on Early Termination". For the purpose of Section 6(e) of this Agreement:

         (i)   Market Quotation will apply.
         (ii)  The Second Method will apply.

(g) "Termination Currency" means one of the currencies in which payments are required to be made pursuant to a Confirmation in respect of a Terminated Transaction selected by the Non-Defaulting Party or the Non-Affected Party, as the case may be, or, in the circumstances where there are two Affected Parties, as agreed between the parties or, failing such agreement, if the currency so selected is not freely available, the Termination Currency shall be U.S. Dollars.

(h) "Additional Termination Event" will apply to Party A and Party B. The following shall constitute an Additional Termination Event: At any time the rating issued by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or Duff & Phelps Ratings Co. ("Duff & Phelps"), with respect to the long-term unsecured, unsubordinated debt securities ("Debt Securities") of either Party A or Party B is below BB+ in the case of S&P or Duff & Phelps. If one of the foregoing credit rating agencies ceases to be in the business of rating Debt Securities and such business is not continued by a successor or assign of such agency (the "Discontinued Agency"), Party A and Party B shall jointly and in good faith (i) select a credit rating agency in substitution thereof and (ii) agree on the rating level issued by such substitute agency that is equivalent to the ratings specified herein of the Discontinued Agency, whereupon such substitute agency and equivalent rating shall replace the Discontinued Agency and the rating level thereof for the purposes of this Agreement. If at any time, all of the agencies specified have become Discontinued Agencies and Party A and Party B have not previously agreed in good faith on at least one agency and equivalent rating in substitution for the Discontinued Agency and the applicable rating thereof, the foregoing shall cease to constitute an Additional Termination Event.


                                     Part 2
                               Tax Representations

(i) Payer Tax Representation. For the purpose of Section 3(e), Party A and Party B hereby make the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on: (A) the accuracy of any representation made by the other party pursuant to Section 3(f); (B) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and (C) the satisfaction of the agreement of the other party contained in
         Section 4(d); provided that it shall not be a breach of this representation where reliance is placed on clause (B) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii) Payee Tax Representations. For the purpose of Section 3(f), Party A makes the representation(s) specified below:

         (A) The following representation will apply with respect to each Transaction effectuated by an Office of Party A not located in the United States of America and the Office of Party B which is located in the United States of America:

               It is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

               If such representation applies, then:

               "Specified Treaty" means, with respect to a Transaction, the tax treaty applicable between the United States of America and Switzerland; and

               "Specified Jurisdiction" means the United States of America.

               Party A is a 'financial institution' and a 'non-U.S. branch of a foreign person' as those terms are used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations (as contained in Treasury Decision 8734 (October 6, 1997) ("TD 8734")), and Party A is a 'foreign person' as that term is used in section 1.6041-4(a)(4) of TD 8734.

         (B) The following representation will apply with respect to each Transaction effectuated between an Office of Party A and an Office of Party B located in the United States of America in both cases:

               Each payment received or to be received by Party A in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States of America.

(iii) Payee Tax Representations. For the purpose of Section 3(f), Party B makes the representation(s) specified below:

         (A) It is a corporation duly organized and incorporated under the laws of the State of Indiana and is not a foreign corporation for United States tax purposes.


                                     Part 3
                         Agreement to Deliver Documents

For the purpose of Sections 3(d), 4(a)(i) and 4(a)(ii) of this Agreement, each party agrees to deliver the following documents:

(a)      Tax forms, documents or certificates to be delivered are:

         Each party agrees to complete, accurately and in a manner reasonably satisfactory to the other party (or any Specified Entity of the other party), and to execute, arrange for any required certification of, and deliver to the other party (or such Specified Entity) (or to such government or taxing authority as the other party (or such Specified Entity) reasonably directs), any form or document that may be required or reasonably requested in order to allow the other party (or such Specified Entity) to make a payment under this Agreement (or a Credit Support Document of the other party or a Specified Entity thereof) without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate, promptly upon the earlier of (i) reasonable demand by the other party (or such Specified Entity) and (ii) learning that the form or document is required.

 (b)     Other documents to be delivered are:

Party required                                                                      Covered by
to deliver                                             Date by which to             Section 3(d)
document           Form/Document/Certificate           be delivered                 Representation

Party A and        Evidence of the authority and       On or before                  Yes
 Party B           true signatuares of each official   execution of this
                   or representative signing this      Agreement and, if
                   Agreement or, as the case may       requested by the
                   be, a Confirmation, on its          other party each
                   behalf.                             Confirmation
                                                       forming a part of
                                                       this Agreement.

Party B            Certified copy of the resolution    On or before                  Yes
                   of Party B's Board of Directors     execution of this
                   (or equivalent authorizing          Agreement.
                   documentation) authorizing the
                   execution and delivery of this
                   Agreement and each
                   Confirmation and performance
                   of its obligation hereunder.

Party B            Opinion of Party B's legal          On or before                  Yes
                   counsel in a form satisfactory      execution of this
                   to Party A regarding (inter alia)   Agreement.
                   the power and authority of
                   Party B to enter into this
                   Agreement and Transactions
                   hereunder.

Party A            Tax forms 1001 and 4224             On or before                  Yes
                                                       execution of this
                                                       Agreement.

                                     Part 4
                                  Miscellaneous

(a)      Addresses for Notices.  For the purposes of Section 12(a) of this
         Agreement:

         (i) All notices or communications to Party A shall, with respect to a particular Transaction, be sent to the address, telex number, or facsimile number reflected in the Confirmation of that Transaction, and any notice for purposes of Sections 5 or 6 shall be sent to:

         Address: UBS AG, Stamford Branch, 677 Washington Blvd., Stamford, CT 06912-0300
         Attention:  Legal Affairs    Facsimile:  (203) 719-6097

         with a copy to: UBS AG, Legal Services, Bahnhofstrasse 45, Zurich, CH-270.3.004.646-4, Switzerland, (Fax) +41 1 236 5111

         (ii) All notices or communications to Party B shall be sent to the address, or facsimile number reflected below:

         Address: Conseco, Inc. 11825 N. Pennsylvania Street,
                  Carmel Indiana 46032
         Attention: Andrew Chow, CFA
         Facsimile: (317) 817-6419 Telephone No: (317) 817-2602

         Copies to:

         James Adams, Treasurer
         11825 N. Pennsylvania Street,
         Carmel, Indiana 46032
         Fax: (317) 817-2166, Phone: (317) 817-6166

         John S. Sabl, General Counsel
         11825 N. Pennsylvania Street
         Carmel, Indiana 46032
         Fax: (317) 817-6327, Phone: (317) 817-6092

(b)      Process Agent.  For the purpose of Section 13(c) of this Agreement:

         Party A appoints as its Process Agent:  Not Applicable.

         Party B appoints as its Process Agent:  Not Applicable.

(c) Offices. The provisions of Section 10(a) of this Agreement will apply to Party A and Party B.

(d)      Multibranch Party. For the purpose of Section 10(c) of this Agreement:

         (i) Party A is a Multibranch Party and may act through its branches in any of the following countries: England and Wales and the United States of America.


         (ii)  Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A, unless an Event of Default or Potential Event of Default has occurred and is continuing with respect to Party A or otherwise specified in a Confirmation in relation to the relevant Transaction, in which case both parties will negotiate in good faith and appoint a mutually acceptable third party dealer as Calculation Agent. All determinations by the Calculation Agent are subject to agreement by Party A and Party B. If the parties are unable to agree on a particular calculation, another mutually acceptable third-party Calculation Agent which is a dealer in the relevant market will be appointed.

(f)      Credit Support Document.   Not Applicable.

(g)      Credit Support Provider. Credit Support Provider means: Not Applicable.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply, except the following groups of Transactions: (1) foreign exchange transactions and currency options, in which case subparagraph (ii) of Section 2(c) of this Agreement will not apply.

(j) "Affiliate" will have the meaning specified in Section 14 of this Agreement with respect to Party B and for Party A shall mean any subsidiary consolidated for financial reporting purposes in the group financial statements as presented in the annual report of Party A.


                                     Part 5
                                Other Provisions

(a) Set-off. Without affecting the provisions of the Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without set-off or counterclaim; provided, however, that upon the designation of any Early Termination Date, in addition to and not in limitation of any other right or remedy (including any right to set off, counterclaim, or otherwise withhold payment or any recourse to any Credit Support Document) under applicable law the Non- defaulting Party or Non-affected Party (in either case, "X") may without prior notice to any person set off any sum or obligation (whether or not arising under this Agreement and whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by the Defaulting Party or Affected Party (in either case, "Y") to X or any Affiliate of X against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by X or any Affiliate of X to Y and, for this purpose, may convert one currency into another at a market rate determined by X. If any sum or obligation is unascertained, X may in good faith estimate that sum or obligation using available market input, and set-off in respect of that estimate, subject to X or Y, as the case may be, accounting to the other party when such sum or obligation is ascertained. X will give notice to Y of any set-off effected under this provision.


(b) Representations. Section 3(a) is amended by adding the following paragraphs (vi), (vii), (viii) and (ix):

         (vi)   No  Agency.  It  is entering   into  this  Agreement  and   each
         Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).


         (vii) Eligible Swap Participant. It is an "eligible swap participant" as that term is defined by the United States Commodity Futures Trading Commission in 17 C.F.R.ss.35.1(b)(2) and it has entered into this Agreement and it is entering into each Transaction in connection with its line of business (including financial intermediation services) or the financing of its business; and the material terms of this Agreement and such Transaction have been individually tailored and negotiated.


         (viii) Compliance with Internal Investment Policies. In the case of Party B, each Transaction entered into under this Agreement will be entered into in accordance with, and will at all times comply with, applicable internal investment policies and guidelines from time to time adopted by Party B; and

         (ix) Purpose. In the case of Party B, it has entered into this Agreement (and it will enter into each Transaction hereunder) in connection with exchange rate, interest rate or other price exposures arising in the conduct or financing of its business or in order to manage its assets or liabilities.

(c) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

         (i) Non-Reliance. It is cting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

         (ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

         (iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(d) Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION AND ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE OTHER PARTY'S ENTERING INTO THIS AGREEMENT.

(e) Consent to Recording. Each Party (i) consents to the recording of all telephone conversations between trading, operations and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential Transaction; (ii) agrees to give notice to such personnel of it and its Affiliates that their calls will be recorded; and (iii) agrees that in any Proceedings, it will not object to the introduction of such recordings in evidence on grounds that consent was not properly given.

(f) Scope of Agreement. Upon the effectiveness of this Agreement, unless otherwise agreed to in writing by the parties to this Agreement with respect to specific Specified Transactions, all Specified Transactions then outstanding or any future Specified Transactions between Offices of the parties listed in Part 4(d) shall be subject to the terms hereof, with the exception of any Additional Specified Transaction, and each such Specified Transaction shall be a "Transaction" for purposes of this Agreement.

(g) Tax Event. Section 5(b)(ii) of this Agreement is hereby amended by the deletion of "or there is a substantial likelihood that it will," from line four thereof.

(h) Agreements. Section 4 of this Agreement is hereby amended by the addition of Section 4(f) as follows:

         "(f) Physical Delivery. In respect of any physically settled Transactions, it will, at the time of delivery, be the legal and beneficial owner, free of liens and other encumbrances, of any securities or commodities it delivers to the other party; and, in addition, with respect to any breach of this Section 4(f), Section 5(a)(ii) of this Agreement is hereby amended by the insertion of a period after "Agreement" on the fifth line and the deletion of the remainder of the Section.

(i) Transactions governed by FRABBA Terms. Any forward rate agreement into which the parties have entered and in respect of which the confirmation or other confirming evidence refers to or incorporates the British Bankers' Association London Interbank Forward Rate Agreements Recommended Terms and Conditions (1985 edition) ("FRABBA Terms") will be governed by this Agreement. Any forward rate agreement into which the parties may enter and in respect of which the confirmation or other confirming evidence refers to or incorporates the FRABBA Terms will be governed by this Agreement in all circumstances except when the parties expressly agree otherwise. Each such transaction will be deemed to be a Transaction and each such confirmation or other confirming evidence will be deemed to constitute a Confirmation for purposes of this Agreement. Sections B, C and E and clauses 1, 4, 5 and 6 of Section D of the FRABBA Terms are hereby incorporated by reference in this Agreement. Those Sections are applicable only to Transactions to which this provision relates and will prevail in the event of any inconsistency with any other provision of this Agreement. In the event of any other inconsistency between the FRABBA Terms and this Agreement, this Agreement will govern. Clauses 2, 3, 7, 8, 9 and 10 of Section D of the FRABBA Terms are not applicable to any Transactions to which this provision relates.


                                    Part 6
              Foreign Exchange Transactions and Currency Options

Notwithstanding anything to the contrary in this Agreement, the following provisions shall apply with respect to FX Transactions and Currency Options. Unless otherwise specified by the parties hereof, any "FX Transactions" and "Currency Options" entered into by such parties shall be deemed to be Transactions, and Specified Transactions, as the case may be, for the purposes of this Agreement:

(a)    Incorporation of the FX Definitions

       The provisions of the 1998 FX and Currency Option Definitions (as published by the International Swaps and Derivatives Association, Inc. (the Emerging Markets Traders Association and the Foreign Exchange Committee) (the "1998 FX Definitions") are hereby incorporated in their entirety and shall (unless, in relation to a particular Transaction, as otherwise specified in the relevant Confirmation) apply to any FX Transaction or Currency Option entered into by the parties hereto. In relation to any such FX Transaction or Currency Option and in the event of any inconsistency between the provisions of the 1998 FX Definitions and the provisions of the 1992 ISDA FX and Currency Option Definitions as published by the International Swaps and Derivatives Association, Inc. (the "1992 FX Definitions"), the 1998 FX Definitions shall prevail (such 1992 FX Definitions and 1998 FX Definitions collectively referred to herein as the "FX Definitions").

       The provisions of the 1992 FX Definitions are hereby incorporated herein in their entirety and shall in relation to a particular Transaction if so specified in the relevant Confirmation, apply to such FX Transaction or Currency Option entered into by the parties hereto. In relation to any such FX Transaction or Currency Option and in the event of any inconsistency between the provisions of the 1992 FX Definitions and provisions of the 1998 FX Definitions, the 1992 FX Definitions shall prevail. In the event of any inconsistency between the provisions of: (i) the 1992 FX Definitions and/or the 1998 FX Definitions and (ii) this Part 6 of the Schedule, this Part 6 will prevail.

(b)    Amendments to the FX Definitions

       The following amendments are made to the FX Definitions:

       With respect to all FX Transactions and Currency Options:

              Section 1.2 of the 1992 FX Definitions is hereby amended by adding the following new sub-section "(c)":

              "Currency" means money denominated in the lawful currency of any country or any "composite currency" such as the European Currency Unit."

       With respect to all Currency Options:

       A. Section 2.2 of the 1992 FX Definitions is amended by the addition of the following definitions with respect to Currency Options:

              "Call  Option"  means  a  Currency  Option   entitling,   but  not
              obligating, the Buyer to purchase from the Seller at the Strike Price a specified quantity of the Call Currency;

              "Put  Option"  means  a  Currency   Option   entitling,   but  not
              obligating, the Buyer to sell to the Seller at the Strike Price a specified quantity of the Put Currency.


       B. Section 2.2(k) of the 1992 FX Definitions is amended by the deletion of the word "facsimile," in the third line thereof.

(c)    Foreign Exchange Contract Netting Agreement

This Agreement supersedes and cancels the terms of all Foreign Exchange contract(s) and/or netting agreement(s) ("the Prior Agreement(s)") entered into between the parties. Such Prior Agreement(s) shall cease to have effect as of the date of this Master Agreement but without prejudice to any rights and liabilities which may have arisen under the Prior Agreement(s) prior to the date hereof and which have not been replaced by this Agreement.


IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


UBS AG                                           CONSECO, INC.
PARTY A                                          PARTY B


By: /s/ Martin Weber                     By: /s/ James S. Adams
    -------------------------------          -----------------------------------
       Name:  Martin Weber                     Name:  James S. Adams
       Title: Legal Counsel                    Title: Senior Vice President,
       Date:  April 21, 1999                            Chief Accounting Officer
                                                        and Treasurer
                                               Date:  April 21, 1999

By: /s/ Daniela Ben Saber
    -------------------------------
       Name:  Daniela Ben Saber
       Title: Associate Director
       Date:  April 21, 1999

                                  CONFIRMATION


Date:             June 29, 1999

To:               Conseco, Inc. ("Party B")
                  11825 N. Pennsylvania Street
                  Carmel, Indiana  46032

Attention:        James S. Adams, Senior Vice President and Treasurer
                  Phone:  (317) 817- 6166
                  Fax:    (317) 817-2166


From:             UBS AG, London Branch ("Party A")

Re:               Equity Forward Confirmation
                  Reference Number: _____________




The purpose of this communication is to confirm the terms and conditions of the forward transaction (the "Transaction") entered into between us on the Trade Date specified below. This communication constitutes a "Confirmation" as referred to in the 1992 ISDA Master Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions (the "Swap Definitions") and the 1996 ISDA Equity Derivatives Definitions (the Equity Definitions and, together with the Swap Definitions, the "Definitions"), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of April 21, 1999 (the "Agreement") between Party B and Party
A. All provisions contained in the Agreement govern this confirmation except as expressly modified below.

The terms of the Transaction to which this Confirmation relates are as follows:

General
-------

Type of Transaction   :       Share Forward Transaction

Trade Date            :       June 29, 1999 (time  of  execution  available upon
                              request)






Effective Date        :       The  Closing  Date  (if any)  under  the  Purchase
                              Agreement

Termination Date      :       December  15,  1999,  as  it  may  be  extended as
                              provided  elsewhere  in this  Confirmation,  or if
                              such day is not an Exchange Business Day, the next
                              succeeding day that is an Exchange Business Day

Buyer                 :       Party B

Seller                :       Party A

Shares                :       Common Stock of Conseco, Inc. (Symbol:  CNC)

Initial Number
of Shares             :       The number of Purchased Shares  (as defined in the
                              Purchase Agreement)

Current Number
of Shares             :       At any time, the Initial Number of Shares less the
                              aggregate  Number  of  Terminated  Shares  at that
                              time,  determined as of the end of the most recent
                              Business Day

Number of
Terminated Shares     :       In  respect  of  any  early termination hereunder,
                              (i) the proceeds, net of Commission,  of Party A's
                              sales of  Purchased  Shares  pursuant to Party B's
                              Direction  to Sell  divided  by (ii)  the  Forward
                              Price Per Share

Forward Price
per Share             :       The  Purchase  Price  (as  defined in the Purchase
                              Agreement)

Total Forward Price   :       At any time, the  Current Number of Shares at that
                              time multiplied by the Forward Price per Share

Direction to Sell     :       As defined in the Purchase Agreement

Averaging Period      :       As defined under Settlement Terms, below

Purchase Agreement    :       The  Purchase Agreement among Party A, Party B and
                              WDR, dated as of June 29, 1999

Purchased Shares      :       The Shares sold by Party B to WDR  pursuant to the
                              Purchase Agreement and immediately  transferred by
                              WDR to Party A

WDR                   :       Warburg Dillon  Read  LLC,  which  shall  serve as
                              Party A's  selling  agent in  respect of Party A's
                              sales of Shares






Exchange              :       New York Stock Exchange

Related Exchange      :       Any exchange on which options with respect  to the
                              Shares are traded

Calculation Agent     :       Party A,  subject  to Section 4(e) of the Schedule
                              to the Agreement

Clearance System      :       The Depository Trust Company

Commission            :       $ 0.05  per  Share,  for each Share (as defined in
                              the Purchase Agreement) sold by Party A.

Parallel Termination  :       If the  Purchase  Agreement is terminated  for any
                              reason   before  the  purchase  and  sale  of  the
                              Purchased   Shares    contemplated    therein   is
                              consummated, this Confirmation and the Transaction
                              hereby confirmed shall likewise be terminated, and
                              neither  party shall have any  further  obligation
                              hereunder.

Dividend Payment
----------------

Dividend Amount
Payer                :        Party A

Dividend Amount
Payee                :        Party B

Dividend Payment
Dates                :        The Floating Rate  Payer  Payment  Date  for  each
                              Calculation  Period  during  which  an  Applicable
                              Dividend is paid by Party B,  provided  that if an
                              Applicable  Dividend  is paid by Party B after the
                              termination  of  the  Transaction,   the  Dividend
                              Payment Date in respect of that dividend  shall be
                              the second  Business Day after receipt  thereof by
                              Party A

Dividend Amount       :       The per-share  amount  of  an  Applicable Dividend
                              multiplied  by the  aggregate  number of Purchased
                              Shares,  Payment  Shares and Make- whole Shares of
                              which Party A or its nominee is the record  holder
                              on the record  date for such  Applicable  Dividend
                              (after  giving  effect to any  sales of  Purchased
                              Shares,  Payment Shares or Make-whole  Shares that
                              are settled on the record date)



                                        3





Applicable Dividend   :       Each dividend paid in respect  of  the  Shares the
                              ex-dividend   date  of  which  occurs  during  the
                              Dividend Period

Dividend Period       :       The period from  and including the second Exchange
                              Business  Day  before  the  Effective  Date to and
                              including  the  Termination  Date or any Early End
                              Date on which the  Transaction (or such portion of
                              the  Transaction  as  remains  after any  previous
                              terminations  in part)  is  terminated  in  whole,
                              provided  that if  Party A  holds  Payment  Shares
                              or Make-whole Shares after such  termination,  the
                              Dividend  Period  shall be extended  until Party A
                              has  disposed  of all such  Shares

Floating  Rate Payments
-----------------------

Floating Rate Payer   :       Party B

Floating Rate Payee   :       Party A

Initial Notional
Amount                :       The Total Forward Price on the Effective Date

Current Notional
Amount                :       At any time, the Total Forward Price at that time,
                              provided that for this purpose the Current  Number
                              of Shares shall be reduced in respect of each sale
                              by Party A of  Purchased  Shares in the  Averaging
                              Period by a number  equal to the net  proceeds  of
                              such sale divided by the Forward  Price per Share,
                              and provided further that no reduction (whether in
                              respect  of a sale  of  Shares  in  the  Averaging
                              Period or otherwise) shall take effect until Party
                              A has received the net proceeds of such sale.

Final Calculation
Period                :       The  last  day of  the  final  Calculation  Period
                              shall be the date on  which  Party A has  received
                              the net proceeds of all sales of Purchased  Shares
                              during the Averaging Period.

Floating Amount      :        For any day in a Calculation Period, the result of
                              multiplying  (i) the  Current  Notional  Amount on
                              that day by (ii) the sum of the Floating  Rate for
                              that  Calculation  Period  and the Spread by (iii)
                              the Floating Rate Day Count Fraction



                                       4




Floating Rate Option  :       USD-LIBOR-BBA

Designated Maturity   :       1 month

Spread                :       plus 0.65%

Floating Rate for
Initial Calculation
Period                :       To be determined  by  Party  A  two London Banking
                              Days  before  the  Effective  Date and  advised to
                              Party B

Floating Rate Day
Count Fraction        :       1/360 for each day in the Calculation Period. (See
                              "Daily Basis" below)

Reset Dates           :       The first day of each Calculation Period

Floating Rate Payer
Payment Dates         :       Monthly, on the calendar date corresponding to the
                              Closing Date, and on the Termination Date, subject
                              to adjustment in accordance  with the Business Day
                              Convention specified below.

Business Day
Convention            :       Modified Following

Daily Basis           :       Floating Amounts  hereunder shall be calculated on
                              a daily basis and paid on each Floating Rate Payer
                              Payment Date.

Settlement Terms
----------------

Settlement            :       The  Transaction  will   be  physically   settled;
                              provided,  however,  that  Party  B may  elect  to
                              require that the  Transaction be net share settled
                              by  giving  an  irrevocable  notice  to Party A no
                              later than ten Exchange  Business  Days before the
                              Termination Date.

Settlement Date       :       Three Clearance System  Business  Days  after  the
                              Termination Date

Physical Settlement   :       If the Transaction is to be physically settled, on
                              the  Settlement  Date the Seller shall  deliver to
                              the  Buyer  the  Current  Number  of Shares at

                                       5


                              the   Termination    Date   against   payment   in
                              immediately  available  U.S. funds by the Buyer to
                              the Seller of an amount equal to the Total Forward
                              Price.

Net Share Settlement  :       If the Transaction is to be net share settled, the
                              following   provisions  shall  apply  (subject  to
                              "Termination on Satisfaction in Full," below):

                              (a) If the Forward Price per Share is less than the Final Price, on the Settlement Date Party A shall deliver to Party B the number of whole
                              Shares equal to (i) the product of (A) the Current
                              Number of Shares at the close of trading on the Exchange on the Termination Date multiplied by (B) the amount by which the Forward Price per Share is less than the Final Price, divided by (ii) the Final Price, plus cash in lieu of any fractional
                              Share.

                              (b) If the Forward Price per Share is greater than
                              the Final Price,  on the  Settlement  Date Party B
                              shall  deliver  to  Party A the  number  of  whole
                              Shares  (the  "Payment  Shares")  equal to (i) the
                              product of (A) the Current Number of Shares at the
                              close  of   trading   on  the   Exchange   on  the
                              Termination  Date  multiplied by (B) the amount by
                              which the Forward  Price per Share is greater than
                              the Final Price,  divided by (ii) the Final Price,
                              plus cash in lieu of any fractional Share.

                              (c) If the Forward Price per Share is equal to the Final Price, no delivery shall be made by either
                              Party A or Party B.


Final Price           :       (a) If on the  first day  of  the Averaging Period
                              Party A holds Purchased Shares in a number greater
                              than or equal to one-half  the  Current  Number of
                              Shares at that time, the  volume-weighted  average
                              price at which Party A sells its entire holding of
                              the Purchased Shares during the Averaging  Period,
                              less  Commission,  provided  that  if  Party  A is
                              unable   to  sell   its   entire   holding   in  a
                              commercially  reasonable  manner,  the Final Price
                              shall  be the  volume-weighted  average  price  at
                              which Party A sells the number of Purchased Shares
                              that  it is  able to  sell  during  the  Averaging
                              Period in a commercially reasonable manner, or

                              (b) if on the  first day of the  Averaging  Period
                              Party A holds Purchased Shares in a number less than one-half the Current Number

                                       6

                              of Shares at that time, then the Transaction shall
                              be  bifurcated  into  Transactions  1 and 2, where
                              Transaction  1  comprises   that  portion  of  the
                              Current  Number of Shares  equal to the  number of
                              Purchased   Shares   then  held  by  Party  A  and
                              Transaction  2  comprises  the  remainder  of  the
                              Current  Number of  Shares.  The  Final  Price for
                              purposes of the  settlement of Transaction 1 shall
                              be the volume-weighted average sale price at which
                              Party A sells  its  Purchased  Shares  during  the
                              Averaging Period, and the Final Price for purposes
                              of the  settlement  of  Transaction 2 shall be the
                              arithmetic  average of the Relevant  Prices on all
                              Averaging Dates.

Averaging Period      :       The period from and including  the  ninth Exchange
                              Business Day immediately preceding the Termination
                              Date to and including the Termination Date

Relevant Price        :       With respect to any  Averaging  Date , the closing
                              price  of a  Share  on  such  Averaging  Date,  as
                              reported by the Exchange

Averaging Dates       :       The Exchange Business Days in the Averaging Period

Averaging Date
Market Disruption     :       Modified Postponement,  and  for  this purpose the
                              Transaction   shall  be   deemed  to  be  a  Share
                              Transaction.

Valuation Date        :       The Termination Date

Extension for
Residual Shares       :       If Party A is  unable  to  sell  in a commercially
                              reasonable   manner  its  entire  holding  of  the
                              Purchased  Shares  during  the  Averaging  Period,
                              Party A shall so notify Party B, and settlement of
                              the Transaction shall proceed, except with respect
                              to the Purchased  Shares not sold. The Termination
                              Date of the  Transaction  shall be postponed until
                              the  earliest   date  on  which  all  such  unsold
                              Purchased Shares (the "Residual Shares") have been
                              sold or until  January 17, 2000,  whichever  first
                              occurs.  A  new  Averaging  Period  ("Supplemental
                              Averaging  Period") shall commence on the Exchange
                              Business  Day   following  the  last  day  of  the
                              Averaging  Period,  and net share settlement shall
                              apply  (provided that the Conditions for Net Share
                              Settlement   are  met  during   the   Supplemental
                              Averaging Period).

                                       7

                              The Final Price for purposes of settlement shall be the volume-weighted average price at which Residual Shares are sold during the Supplemental
                              Averaging Period. For purposes of floating rate payments, a supplemental Calculation Period shall run from the last day of the final Calculation
                              Period to the date on which Party A has received the net proceeds of all sales of Residual Shares made during the Supplemental Averaging Period.

Conditions on Net
Share Settlement      :       If  Party  B  elects  to   have  the   Transaction
                              net-share settled,  the following  conditions must
                              be met at all times during the  Averaging  Period:
                              (i) the Registration Statement shall be effective,
                              (ii) Party B shall have filed all  reports and any
                              definitive   proxy   or   information   statements
                              required  to be  filed  by  Party  B  pursuant  to
                              Section  13(a),  13(c) or 15(d) of the  Securities
                              Exchange  Act of 1934,  (iii) no stop order or any
                              order  preventing  or  suspending  the  use of any
                              prospectus  relating to the  Registered  Shares or
                              suspending  the  qualification  of the  Registered
                              Shares for  offering  or sale in any  jurisdiction
                              shall  have  been  issued  and shall  continue  in
                              effect,  (iv) no  notice  by  Party  B to  Party A
                              pursuant to Section 3(f) of the Purchase Agreement
                              shall have been  given and  remain in effect,  (v)
                              Party B shall  not be in  possession  of  material
                              non-public  information  relating to Party B, (vi)
                              any Shares  deliverable to Party A shall have been
                              authorized for listing on the Exchange,  and (vii)
                              if Party A is delivering Shares to Party B, (1) no
                              issuer or  third-party  tender  offer  shall be in
                              effect in respect of the Shares on the  Settlement
                              Date,  and no issuer  tender offer shall have been
                              in effect within the ten business  days  preceding
                              the Settlement  Date, and (2) net share settlement
                              of the Transaction shall not constitute or cause a
                              violation  of Rule 102 of  Regulation  M under the
                              Securities  Exchange  Act of  1934.  If any of the
                              foregoing  conditions  are not met at all required
                              times,  physical  settlement  shall  apply  to the
                              relevant termination.

Registration Statement:       The  registration  statement  and  any  additional
                              registration  statements filed by Party B with the
                              Securities  and Exchange  Commission  on Form S-3,
                              registering  the  Purchased  Shares,  the  Payment
                              Shares or the  Make-whole  Shares, as amended  and
                              supplemented from time to time

                                       8


Registered Shares     :       All  Shares  registered  under  the   Registration
                              Statement

Make-Whole
Provisions            :       If Party A receives Payment Shares pursuant to net
                              share  settlement,  whether  incident  to an early
                              termination   in  part  or  in   whole   or  final
                              settlement,  and if within ten  Exchange  Business
                              Days after the Settlement Date Party A resells all
                              or  any   portion   of  the   Payment   Shares  in
                              commercially  reasonable  market  transactions and
                              the net  proceeds  received  by  Party A upon  the
                              resale of such  shares  exceeds the product of the
                              number of Payment  Shares  multiplied by the Final
                              Pric (the  "Settlement  Amount")  (or if less than
                              all of the Payment Shares are sold, the applicable
                              pro rata portion of the Settlement Amount),  Party
                              A shall promptly refund in cash such difference to
                              Party B. If such net  proceeds  are less  than the
                              Settlement Amount (or if less than all the Payment
                              Shares are sold,  the  applicable pro rata portion
                              of the  Settlement  Amount),  Party B shall pay in
                              cash  or  (subject  to  the  satisfaction  of  the
                              Conditions  on Net  Share  Settlement)  additional
                              Shares such difference (the  "Make-whole  Amount")
                              to  Party  A  promptly  after  receipt  of  notice
                              thereof.  If Party B elects to pay the  Make-Whole
                              Amount in additional Shares, Party B shall deliver
                              to  Party  A  the  number  of  whole  Shares  (the
                              "Make-whole  Shares")  equal to (i) the Make-whole
                              Amount  divided by (ii) the  closing  price of the
                              Shares as reported on the Exchange on the Exchange
                              Business  Day  immediately  preceding  the  day of
                              delivery of such  Shares.  If within ten  Exchange
                              Business  Days after  delivery  of the  Make-whole
                              Shares  to Party  A,  Party A  resells  all or any
                              portion of such Shares in commercially  reasonable
                              market  transactions and the net proceeds received
                              by Party A from the  resale of  Make-whole  Shares
                              exceed or are less than the Make-whole  Amount (or
                              if less  than  all of the  Make-whole  Shares  are
                              sold,  the  applicable  portion of the  Make-whole
                              Amount),  Party A shall  pay to  Party B any  such
                              excess in cash and Part B shall pay to Party A any
                              additional   Make-whole   Amount   in   cash.   In
                              calculating  the net  proceeds  from the resale of
                              any  Payment  Shares  or  Make-whole  Shares,  the
                              Commission shall be deducted from the proceeds. In
                              determining  when the ten Exchange  Business  Days
                              referred  to above in relation to resales by Party
                              A of  Payment  Shares or  Make-whole  Shares  have
                              elapsed,  Exchange  Business Days occurring during
                              any  period  when Party A is  required  to suspend
                              sales of the Shares

                                       9


                              pursuant  to a  notice  given  by  Party  B  under
                              Section  3(f)  of  the  Purchase  Agreement,   and
                              Exchange   Business   Days  on   which  a   Market
                              Disruption Event occurs, shall be disregarded.

Deficiency of
Registered Shares     :       If there is  an  insufficient number of Registered
                              Shares to enable Party B to satisfy its obligation
                              to Party A to deliver Registered Shares as Payment
                              Shares or Make-whole Shares, the Transaction shall
                              be  cash-settled  to the extent of the deficiency,
                              and  Party  B,  in  addition  to  delivering  such
                              Registered  Shares as it has, shall pay to Party A
                              on the  Settlement  Date (in the  case of  Payment
                              Shares) or on the date of delivery (in the case of
                              Make-whole   Shares)  an  amount  in   immediately
                              available  U.S.  funds  equal  to  the  Settlement
                              Amount or the Make-whole  Amount,  as the case may
                              be, less the  product of the number of  Registered
                              Shares  delivered by Party B times the Final Price
                              (in the case of  Payment  Shares)  or the  closing
                              price of the Shares as reported on the Exchange on
                              the Exchange  Business Day  immediately  preceding
                              the day of delivery of such Registered  Shares (in
                              the case of Make-whole Shares).

Settlement Disruption :       If a Settlement Disruption Event prevents delivery
                              of Shares (whether pursuant to physical settlement
                              or net share  settlement) on the Settlement  Date,
                              then  the  Settlement   Date  will  be  the  first
                              succeeding day on which delivery of the Shares can
                              take place through the relevant  Clearance  System
                              unless  a  Settlement  Disruption  Event  prevents
                              settlement  on each of the 10  relevant  Clearance
                              System  Business  Days  immediately  following the
                              original  date,   that,  but  for  the  Settlement
                              Disruption  Event,  would have been the Settlement
                              Date.  In  that  case  (a) if such  Shares  can be
                              delivered  in any  other  commercially  reasonable
                              manner, then the Settlement Date will be the first
                              day  on  which  settlement  of a  sale  of  Shares
                              executed  on the 10th  relevant  Clearance  System
                              Business  Day  customarily  would take place using
                              such  other  commercially   reasonable  manner  of
                              delivery  (which other manner of delivery  will be
                              deemed  the  relevant  Clearance  System  for  the
                              purposes of delivery of the relevant Shares),  and
                              (b) if such  Shares  cannot  be  delivered  in any
                              other  commercially  reasonable  manner,  then the
                              Settlement  Date will be postponed  until delivery
                              can be  effected  through the  relevant  Clearance
                              System  or in any  other  commercially  reasonable
                              manner.

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


Settlement
Disruption Event      :       An event beyond the  control  of  the parties as a
                              result  of which  the  relevant  Clearance  System
                              cannot clear the transfer of Shares

Early Termination
-----------------

Early End Date        :       Any  Exchange  Business  Day  in  advance  of  the
                              Termination  Date  on  which  the  Transaction  is
                              terminated,  in whole or in part,  pursuant to the
                              terms hereof

Termination on
Satisfaction in Full  :       If  at  any  time   while   the   Transaction   is
                              outstanding  Party A has  attained the full amount
                              (after deducting  Commission) of the Total Forward
                              Price  (as  adjusted  from  time to time)  through
                              sales of Purchased  Shares  pursuant to Directions
                              to Sell,  Payment  Shares or Make-whole  Shares in
                              any combination,  Party A shall promptly cease all
                              sales of such  Shares  and shall  promptly  notify
                              Party  B  accordingly.  Upon  the  giving  of such
                              notice, and notwithstanding any other terms of the
                              Transaction regarding termination, the Transaction
                              shall  terminate,  The Early End Date shall be the
                              date on which  such  notice is given,  and Party A
                              shall  forthwith  deliver to Party B the remaining
                              Purchased  Shares,  Payment  Shares and Make-whole
                              Shares  that it may be holding  (other than Shares
                              needed  to meet  delivery  requirements  resulting
                              from  previous  sales),  and  Party A shall pay to
                              Party B in cash  the  amount  of any  excess  that
                              Party A may have  attained  over the Total Forward
                              Price.

Termination on
Direction to Sell     :       If Party A sells Shares pursuant to a Direction to
                              Sell  given by Party B, the  Transaction  shall be
                              terminated on the date of sale (which shall be the
                              Early  End Date) to the  extent  of the  Number of
                              Terminated  Shares.  If the  Number of  Terminated
                              Shares equals the entire  Current Number of Shares
                              on  the  date  of  the  Direction  to  Sell,   the
                              Transaction  shall be terminated in whole.  If the
                              Number  of  Terminated  Shares  is less  than  the
                              entire Current Number of Shares on the date of the
                              Direction  to  Sell,  the  Transaction   shall  be
                              terminated  in part as to the Number of Terminated
                              Shares.  If the Transaction is terminated in part,
                              then on the Early End Date the  Current  Number of
                              Shares  shall

                                       11

                              be reduced by the Number of Terminated Shares, the Total Forward Price shall be recalculated using the Current Number of Shares as so reduced, and the Transaction, with the Current Number of Shares and Total Forward Price so reduced, shall continue to be a Transaction for all purposes of this Confirmation and the Agreement.

Conditions on
Termination on
Direction to Sell     :       The  early  termination of the Transaction or part
                              thereof  is  subject  to the  satisfaction  of the
                              following  conditions at all times from the giving
                              of the  Direction to Sell to the  consummation  of
                              the  early   termination:   (i)  the  Registration
                              Statement  shall be effective,  (ii) Party B shall
                              have filed all reports and any definitive proxy or
                              information  statements  required  to be  filed by
                              Party B pursuant to Section 13(a),  13(c) or 15(d)
                              of the Securities  Exchange Act of 1934,  (iii) no
                              stop order or any order  preventing  or suspending
                              the  use  of  any   prospectus   relating  to  the
                              Registered  Shares or suspending the qualification
                              of the  Registered  Shares for offering or sale in
                              any jurisdiction  shall have been issued and shall
                              continue  in effect,  (iv) no notice by Party B to
                              Party A pursuant to Section  3(f) of the  Purchase
                              Agreement  shall  have been  given  and  remain in
                              effect,  (v) Party B shall not be in possession of
                              material non-public  information relating to Party
                              B, (vi) any  Shares  deliverable  to Party A shall
                              have been  authorized for listing on the Exchange,
                              (vii) the Early End Date shall not fall within the
                              Averaging  Period,   and  (viii)  if  Party  A  is
                              delivering  Shares  to Party B, (1) no  issuer  or
                              third-party  tender  offer  shall be in  effect in
                              respect  of the Shares on the  Settlement  Date in
                              respect  of the early  termination,  and no issuer
                              tender offer shall have been in effect  within the
                              ten business days preceding such Settlement  Date,
                              and (2) net share settlement of the Transaction or
                              part  thereof  shall  not  constitute  or  cause a
                              violation  of Rule 102 of  Regulation  M under the
                              Securities  Exchange  Act of  1934.  If any of the
                              foregoing  conditions  are not met at all required
                              times,  the Direction to Sell shall be void and no
                              early termination shall take place.

Net Share Settlement
on Termination on
Direction to Sell     :       Any  Termination on Direction to Sell shall be net
                              share settled as follows:

                                       12


                              (a) If the Forward Price per Share is less than the Final Price on Early Termination, on the Settlement Date Party A shall deliver to Party B the number of whole Shares equal to (i) the product of (A) the Number of Terminated Shares multiplied by (B) the amount by which the Forward
                              Price per Share is less than the Final Price on Early Termination, divided by (ii) the Final Price on Early Termination, plus cash in lieu of any fractional Share.

                              (b) If the Forward Price per Share is greater than the Final Price on Early Termination, on the Settlement Date Party B shall deliver to Party A the number of whole Shares (the "Payment Shares") equal to (i) the product of (A) the Number of Terminated Shares multiplied by (B) the amount by which the Forward Price per Share is greater than the Final Price on Early Termination, divided by
                              (ii) the Final Price on Early Termination, plus cash in lieu of any fractional Share.


                              (c) If the Forward Price per Share is equal to the Final Price on Early Termination, no delivery shall be made by either Party A or Party B.



Final Price on Early
Termination           :       The volume-weighted average price at which Party A
                              sells the number of  Purchased  Shares  that it is
                              directed to sell, less  Commission,  provided that
                              if Party A does not hold that number of  Purchased
                              Shares,  Party A shall sell such Purchased  Shares
                              as it does hold and  shall  also be deemed to have
                              sold,  at the closing price on the Early End Date,
                              an  additional  number  of  Shares  equal  to  the
                              difference  between the number of Purchased Shares
                              that Party A is directed to sell and the number of
                              Purchased  Shares that Party A then holds, and the
                              Final  Price  on Early  Termination  shall in that
                              case equal the  volume-weighted  average  price of
                              Party  A's  sales  of   Purchased   Shares,   less
                              Commission, and deemed sales of additional Shares.

Early Termination
Settlement Date       :       All payments and  deliveries  required  to be made
                              upon the  early  termination  of the  Transaction,
                              whether in whole or in part,  shall be made on the
                              third  Clearance  System  Business  Day  after the
                              Early End Date.

                                       13


Make-whole Provisions :       The Make-whole  Provisions  set  forth above under
                              Settlement  Terms  shall apply to  settlements  on
                              early termination.

No Termination
During Call           :       If  Pioneer  Financial  Services,  Inc.  calls for
                              redemption  its  6-1/2%  Convertible  Subordinated
                              Notes Due 2003 (the "Notes") while the Transaction
                              is  outstanding,  Party B may not  give  Party A a
                              Direction to Sell, and the  Transaction  shall not
                              be  terminated  in whole or in  part,  during  the
                              period  from  and  including  the day  that is one
                              Business Day before the effective date of the call
                              to and  including  the last day on which the Notes
                              may be tendered for conversion.

No Further
Obligations           :       Upon the early  termination  of  the  Transaction,
                              whether  in whole or in part,  and  payment of all
                              amounts  due  and  owing  and  the  making  of all
                              required  deliveries  to either  party  hereunder,
                              neither party shall have any further obligation to
                              the other party with respect to the Transaction as
                              a whole, in the case of termination in whole,  and
                              the  portion  so   terminated,   in  the  case  of
                              termination in part.

Breakage Cost         :       In the  case  of any early termination on an Early
                              End Date  that is not also a Reset  Date,  Party A
                              shall  determine  whether it has  sustained  a net
                              economic cost or a net economic  benefit from such
                              event. If Party A determines that it has sustained
                              a  net  economic   cost,   then  (i)  if  physical
                              settlement  applies,  the aggregate amount of such
                              cost  shall be added to the Total  Forward  Price,
                              and  (ii) if net  share  settlement  applies,  the
                              result of  dividing  the  amount of the cost b the
                              Number of  Terminated  Shares shall be  subtracted
                              from the  Final  Price on  Early  Termination.  If
                              Party A  determines  that it has  sustained  a net
                              economic   benefit,   then   (iii)   if   physical
                              settlement  applies,  the aggregate amount of such
                              benefit shall be subtracted from the Total Forward
                              Price, and (iv) if net share  settlement  applies,
                              the result of  dividing  the amount of the benefit
                              by the Number of Terminated  Shares shall be added
                              to the Final Price on Early Termination If Party A
                              determines  that it has  sustained  neither  a net
                              economic cost nor a net economic benefit,  then no
                              such  adjustments  shall  be  made.  Party A shall
                              provide to Party B an accounting if any


                                       14



                              adjustment is made pursuant to this paragraph, which shall be binding on the parties, absent demonstrable error.

Predelivery of Shares
---------------------

Requirement to
Predeliver Shares     :       If the closing price of the Shares on the Exchange
                              first  becomes less than or equal to $15 per share
                              on a date  while the  Transaction  is  outstanding
                              (the "Threshold Date"), Party A shall notify Party
                              B of the  occurrence of the Threshold  Date within
                              seven Exchange Business Days thereafter, and Party
                              B shall thereupon issue and predeliver to Party A,
                              no later than the third Clearance  System Business
                              Day after the date on which Party B receives  such
                              notice, the number of Shares that Party B would be
                              required  to  deliver  if  the  Transaction   were
                              terminated  in whole on the  Threshold  Date,  net
                              share  settlement  applied  and the Final Price on
                              Early  Termination  were the closing  price on the
                              Threshold Date (the "Predelivered Shares").

Registration of Shares:       If the  Predelivered  Shares  are  not  registered
                              under the Registration Statement, Party B shall as
                              promptly  as  practicable  cause such shares to be
                              registered under the Securities Act of 1933.

Application of Shares :       If  Party  B   elects  net   share  settlement  at
                              termination or any early termination,  and Party B
                              is the party required to deliver Shares, Party B's
                              obligation   to   deliver   Payment   Shares   and
                              Make-whole  Shares shall be satisfied first out of
                              the Predelivered Shares, to the extent thereof.

Retention of Shares   :       Party A  shall  not sell or otherwise transfer any
                              Predelivered Shares that it has not applied to the
                              satisfaction  of  an  obligation  of  Party  B  to
                              deliver Shares.


Return of Shares      :       If the Transaction is terminated in whole, whether
                              on the Termination  Date or an Early End Date, and
                              Party A has  Predelivered  Shares  remaining after
                              all  obligations  of  Party B to  deliver  Payment
                              Shares,   Make-whole  Shares  or  cash  have  been
                              satisfied,  Party A shall  return  such  remaining
                              Predelivered Shares to Party B.

                                       15


Dividends             :       The provisions under  Dividend Payment above shall
                              apply to  Predelivered  Shares  until such time as
                              they  are  sold  or   otherwise   transferred   as
                              permitted hereunder, or until they are returned to
                              Party B.



Other Provisions
----------------

Undirected Sales
of Purchased Shares
by Party A            :       Party  A  may   sell  Purchased   Shares  in   its
                              discretion  without having received a Direction to
                              Sell from  Party B,  provided  that  Party A shall
                              notify Party B of its intent to make any such sale
                              sufficiently  in  advance  of such  sale to enable
                              Party B to verify that the Prospectus  provided by
                              Party B for  delivery by Party A to  offerees  and
                              purchasers  of the  Shares  registered  under  the
                              Registration  Statement will meet the requirements
                              of the  Securities  Act of  1933  at the  time  of
                              the intended  sales,  and to amend such Prospectus
                              if it will not meet those requirements. Such sales
                              shall not in any way reduce Party A's  obligations
                              hereunder,   including  but  not  limited  to  its
                              obligations   in  regard  to  scheduled  or  early
                              termination.

Commercial
Reasonableness        :       All sales by Party A of  Purchased  hares, Payment
                              Shares and  Make-whole  Shares  shall be made in a
                              commercially   reasonable  manner,  provided  that
                              undirected  sales  of  Purchased  Shares  (if any)
                              shall  not  be   subject   to  this   requirement.


Market Transactions   :       Party  A  shall  not,  and  shall cause WDR as its
                              selling agent not to, sell any  Purchased  Shares,
                              Payment Shares or Make-whole Shares otherwise than
                              in ordinary  trading  transactions for purposes of
                              Rule 100 of Regulation M.

Direction to Sell     :       Party A shall use its best efforts  to comply with
                              a valid Direction to Sell, but shall not be liable
                              to Party B if Party A is unable,  despite its best
                              efforts,  to sell  the  entire  number  of  Shares
                              specified in the Direction to Sell.

Registration
Statement Ineffective :       If   the   Registration   Statement  is   declared
                              effective but does not remain  effective until all
                              Payment  and  Make-whole  Shares have been sold by

                                       16

                              Party A, Party A shall have the right to require that Party B repurchase any unsold Payment Shares at a price per share equal to the Final Price and any unsold Make-whole Shares at an aggregate price equal to that portion of the Make-whole Amount not recovered in the net proceeds of prior sales of Make-whole Shares.

Method of Settlement  :       All payments of  funds  and  deliveries  of Shares
                              pursuant  to  scheduled   termination   and  early
                              termination of the Transaction in whole or in part
                              shall be made through the Clearance  System at the
                              accounts   specified  as  provided   below,  on  a
                              delivery versus payment basis.


Adjustments and Extraordinary Events
------------------------------------

Adjustments           :

Method of Adjustment  :       Options   Exchange   Adjustment;   provided   that
                              references  in the Equity  Definitions  to "Strike
                              Price"  shall be  deemed  to  refer  to  "Notional
                              Amount"  and  references  to "Number  of  Options"
                              shall be  deemed  to refer to  "Current  Number of
                              Shares" herein.


Options Exchange      :       The Options Clearing Corporation

Consequences of Merger Events:

      (a)  Share-for-Share        :     Cancellation and Payment

      (b)  Share-for-Other        :     Cancellation and Payment

      (c)  Share-for-Combined     :     Cancellation and Payment

Nationalization and Insolvency    :     Cancellation and Payment

Amendment of the
Equity Definitions    :       For  the  purposes  of   this   Transaction,   the
                              Definitions are amended as follows:


                              (A)  A  new  Section  1.3A  is added after Section
                              1.3:

                              Section 1.3A.  Share  Forward Transaction.  "Share
                              Forward

                                       17



                              Transaction"   means   an   OTC   equity   forward
                              transaction  relating  to a single  share or other
                              security.

                              (B) Section 1.5 is amended to read:

                              Section 1.5. Share Transaction."Share Transaction" means a Share Option Transaction, a Share Swap
                              Transaction, and for the purposes of Article 9, a Share Forward Transaction.

                              (C)  A new  clause (E) is added to Section 9.1(c):


                              "(E) in respect of a Share Forward Transaction, the Forward Price per Share and the Current Number of Shares";

                              (D) Clause (vi)  of  Section  9.1(e)  is   amended
                              to read:

                              "(vi)  any  other   similar   event  that,  in the
                              reasonable  judgment of the Calculation Agent, may
                              have a  diluting  or  concentrative  effect on the
                              theoretical value of the relevant Shares."


Miscellaneous
-------------

Title to Shares       :       A party  delivering  Shares or Predelivered Shares
                              to the other party hereunder represents,  warrants
                              and agrees that (a) it is the legal and beneficial
                              owner of the Shares it is required to deliver; (b)
                              it has the right to transfer those Shares; and (c)
                              it will  convey  good  title to the  Shares  it is
                              required to deliver, free from all liens, charges,
                              equities,  preemptive  rights  or  other  security
                              interests or encumbrances whatsoever.

                              In addition, if the Transaction is net share settled, Party B represents with respect to any Payment Shares and Make-whole Shares delivered to
                              Party A that such Shares will, at the time of delivery, be duly authorized, validly issued, fully paid and nonassessable.


     Transfer         :       Neither party may  transfer  the  Transaction,  in
                              whole  or  in  part,  without  the  prior  written
                              consent of the non-transferring party.


Account Details
---------------
                                       18


Party A               :       As provided in separate direction

Party B               :       As provided in separate direction


Special Provisions
------------------

1.  Additional Party B Representations

Party B will be deemed to represent to Party A on the date on which it enters into this Transaction that:

(a) Party B has a valid business purpose for entering into this Transaction.

(b) Party B is not entering into this Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares).

(c) At the time of Party B's entry into the Transaction no "restricted period" for purposes of Rule 102 of Regulation M under the Securities Exchange Act of 1934 and no tender offer for Shares (whether by Party B or a third party) is in effect, and no Party B tender offer has been in effect within the preceding ten business days.

2.  Offeree/Buyer Representations

If the parties enter into a Transaction, or if one party offers to transfer or transfers the security underlying a Transaction to the other party, in either case in reliance on Section 4(2) of the Securities Act or Regulation D thereunder, then the offeree or buyer of the Transaction and/or the offeree or buyer of the security underlying the Transaction (the "Offeree"), shall make the following representations, warranties and covenants on and as of the date on which the Offeree enters into such a Transaction or makes any payment or delivery relating thereto or to the transfer of the underlying security:

(a) the Offeree is entering into the Transaction for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Transaction entered into by the Offeree hereunder;

(b) the Offeree acknowledges its understanding that the offer and sale of any Transaction with the other party is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) of the Securities Act. In furtherance thereof, the Offeree represents and warrants to the other party that
(i) it has the financial ability to bear the economic risk of its investment, and (ii) the Offeree qualifies as an "accredited investor" as that term is defined under Regulation D under the Securities Act.

(c) the Offeree has been given the opportunity to ask questions of, and receive answers from, the other party concerning the terms and conditions of the Transaction and has been given the opportunity to obtain such additional information necessary in order for the Offeree to evaluate the merits and risks of the Transaction, to the extent the other party possesses such information or can acquire it without unreasonable effort or expense, and the Offeree has determined that the Transaction is a suitabl investment for the Offeree. The Offeree represents and warrants to the other party that, each time the Offeree enters into a Transaction with the other party, the Offeree will be able to bear a loss of its entire investment. The Offeree further understands and agrees that in circumstances where the Offeree holds a short position, its risk of loss could be unlimited;

(d) the Offeree represents and warrants that, in effecting a Transaction, it will not be in possession of any material non-public information with respect to any security related to a Transaction that, under the U.S. federal securities laws, it would have to disclose in advance to a party effecting a purchase or sale with the Offeree of such security;

(e) the Offeree fully understands and agrees that it must bear the economic risk of the Transaction for the entire time period set forth in the Confirmation; and the Offeree understands and agrees that disposition of the Transaction is restricted under the Master Agreement, the Securities Act and state securities laws. The Offeree understands that the Transaction has not been, and is not intended to be, registered under the Securities Act or under the securities laws of certain states and, therefore cannot be resold, pledged, assigned or otherwise disposed of unless registered under the Securities Act and under the applicable laws of such states, or an exemption from such registration is available. The Offeree understands and agrees that the other party is not obliged to register the Transaction on behalf of the Offeree or to assist the Offeree in complying with any exemption from registration under the Securities Act or state securities laws. The Offeree further understands and agrees that the other party is not, and will not be, obliged under any circumstances to enter into or arrange a Transaction for the purpose of offsetting a particular Transaction, but may do so in its discretion; and

(f) nothing contained herein shall require the other party to enter into any part or all of a Transaction offered by the Offeree. The other party reserves the right to limit the number and amount of certain Transactions that the Offeree, acting by itself or as part of a group, may maintain or acquire through or from the other party (or any affiliate of the other party) at any time.

3.  Relationship Between Parties

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(c) The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.

Yours sincerely,

UBS AG, LONDON BRANCH


By: ______________________                           By: _____________________
    Name:                                                Name:
    Title:                                               Title:

Confirmed as of the 29th day of June, 1999

CONSECO, INC.


By: ______________________
    Name:
    Title: